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                                                                   EXHIBIT 23(b)


CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the previously filed Registration Statements of National City Bancshares, Inc. (File No. 333-75093 and 333-79163) of the report of Eskew & Gresham PSC dated February 25, 1998, on their audit of the consolidated balance sheets of Progressive Bancshares, Inc. as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended, which report is included in this Annual Report on Form 10-K.



/s/ CROWE, CHIZEK & COMPANY LLP
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Lexington, Kentucky
March 27, 2000